UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2020

Rapid7, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Causeway Street Boston, Massachusetts	02114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 247-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	RPD	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On April 23, 2020, Rapid7, Inc. (“Rapid7”) entered into a Credit and Security Agreement (the “Credit Agreement”), with KeyBank National Association, as administrative agent, Rapid7’s wholly-owned subsidiary, Rapid7 LLC, as co-borrower, and the lenders party thereto. The Credit Agreement provides for a $30.0 million revolving credit facility, with a letter of credit sublimit of $15.0 million, and an accordion feature under which Rapid7 can increase the credit facility to up to $70.0 million. Rapid7 does not intend to immediately draw on this credit facility.

Loans under the Credit Agreement bear interest, at Rapid7’s option, at a rate equal to either the London Interbank Offered Rate (“LIBOR”) rate (subject to a 1.00% floor), plus an applicable margin equal to 2.50% per annum or the alternate base rate (subject to a floor), plus an applicable margin equal to 0% per annum. Rapid7 is required to pay a 0.20% per annum commitment fee on the unused portion of the credit facility. Rapid7 is permitted to terminate or reduce the revolving commitments of the lenders and to make voluntary prepayments at any time subject to customary break funding payments. Rapid7 is required to make mandatory prepayments of outstanding indebtedness under the Credit Agreement in the case that the aggregate amount of all outstanding loans and letters of credit issued under the Credit Agreement exceeds the aggregate commitment of all lenders under the Credit Agreement.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Rapid7 and its subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, dividends and other distributions. These covenants prohibit settlement payments in cash or a combination of cash and shares of Rapid7’s common stock upon any conversion of Rapid7’s convertible debt securities, at any time when a default or event of default has occurred and is continuing under the Credit Agreement. The Credit Agreement contains financial covenants that require Rapid7 and its subsidiaries to maintain specified minimum recurring revenue and, following the issuance of any additional convertible debt securities, minimum liquidity of $30.0 million. In addition, the Credit Agreement contains certain customary events of default including, but not limited to, failure to pay interest, principal and fees or other amounts when due, material misrepresentations or misstatements in any representation or warranty, covenant defaults, certain cross defaults to other material indebtedness, including Rapid7’s existing covetable debt securities, certain judgment defaults and events of bankruptcy.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Merger Agreement

On April 24, 2020, Rapid7 entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rapid7 LLC, a Delaware limited liability company and wholly-owned subsidiary of Rapid7, Stratus Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Rapid7 LLC, Divvy Cloud Corporation, a Delaware corporation (“DivvyCloud”), and Fortis Advisors LLC, as representative of the holders of equity securities of DivvyCloud, pursuant to which Rapid7 LLC will acquire 100% of the issued and outstanding equity interests of DivvyCloud (the “Acquisition”).

Under the terms of the Merger Agreement, the aggregate consideration for the Acquisition will be approximately $145.0 million, subject to post-closing adjustments based on customary purchase price adjustment provisions for cash, closing net working capital, transaction expenses, indebtedness, and taxes payable as a result of the Acquisition. The Acquisition consideration consists of approximately $128.3 million in cash payable at closing, which Rapid7 expects to fund with cash, cash equivalents and short-term investments on hand, $9.3 million in shares of Rapid7 common stock payable to the founders of DivvyCloud in three annual installments and $7.4 million in deferred cash payments. The shares of common stock will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and not pursuant to

Rapid7’s equity incentive plans. The deferred cash payment portion of the purchase price will be held back by Rapid7 to satisfy indemnification obligations and certain post-closing purchase price adjustments that are determined to be owed to Rapid7. All options and warrants to acquire capital stock of DivvyCloud will be canceled in exchange for a right to receive a portion of the Acquisition consideration. Rapid7 will also issue restricted stock units pursuant to its equity incentive plan with an aggregate fair market value of approximately $12.0 million to certain employees of DivvyCloud, which will be subject to vesting conditions based on such employees’ continued employment with DivvyCloud.

Each party to the Merger Agreement has agreed to various customary covenants and agreements, including, among others, in the case of DivvyCloud, to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the completion of the Acquisition. The Merger Agreement also provides that the parties will indemnify one another for certain liabilities arising under the Merger Agreement, subject to various limitations, including, among other things, minimums, caps and time limitations.

The Acquisition is expected to close in the second quarter of 2020. The obligation of the parties to close the Acquisition is subject to customary closing conditions, including, among others, (i) the other parties’ representations and warranties being true and correct (subject to certain materiality exceptions), (ii) the other party having performed in all material respects its obligations under the Merger Agreement, (iii) receipt of certain consents, (iv) the absence of legal restraints or prohibitions and (v) the effectiveness of representation and warranty insurance.

The Merger Agreement may be terminated in certain circumstances, including, among others, if the Acquisition has not been consummated by May 15, 2020, by mutual consent of Rapid7 LLC and DivvyCloud, if the founders of DivvyCloud cease to be employed full time by DivvyCloud, other than by reason of death or disability, or if a party breaches its representations and warranties or its pre-closing covenants in a manner that would cause a failure of the conditions precedent to closing to be satisfied.

A copy of the Merger Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Rapid7 will host a conference call today, April 28, 2020, to discuss the Acquisition at 4:30 p.m. Eastern Time. The call will be accessible by telephone at 877-357-4230 (domestic) or 629-228-0721 (international). The call will also be available live via webcast on Rapid7’s website at https://investors.rapid7.com. A telephone replay of the conference call will be available at 855-859-2056 or 404-537-3406 (access code 5172645) until May 5, 2020. A webcast replay will be available at https://investors.rapid7.com. A copy of the slide presentation to be used by Rapid7 during the conference call is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On April 28, 2020, Rapid7 issued a press release announcing preliminary financial data and key metrics for the quarter ended March 31, 2020, among other things as described in Item 8.01 below. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in Item 2.02 of this Current Report and Exhibit 99.2 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Press Releases

On April 28, 2020, Rapid7 issued a press release announcing (1) Rapid7’s entry into the Credit Agreement, (2) Rapid7’s entry into the Merger Agreement, (3) preliminary financial data and key metrics for the quarter ended March 31, 2020 and (4) updated guidance for certain financial data and key metrics for the quarter ended June 30, 2020 and the year ended December 31, 2020. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

On April 28, 2020, Rapid7 issued a press release announcing the proposed offering of up to an aggregate of $230.0 million principal amount of convertible senior notes due 2025 (the “Notes”) in a private placement. A copy of the press release is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in Item 7.01 of this Current Report and Exhibits 99.2 and 99.3 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 8.01	Other Events.

Risk Factor Supplement

In connection with the offering of the Notes, Rapid7 is supplementing the risk factors described in Part I, Item 1A of the its Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on February 28, 2020.

The ongoing COVID-19 pandemic could materially and adversely affect Rapid7’s business, results of operations and financial condition.

In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic, which continues to spread throughout the United States and the world and has resulted in authorities implementing numerous measures to contain the virus, including travel bans and restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns. Rapid7 is unable to accurately predict the full impact that the COVID-19 pandemic will have on its results from operations, financial condition, liquidity and cash flows due to numerous uncertainties, including the duration and severity of the pandemic and containment measures. Rapid7’s compliance with these measures has impacted its day-to-day operations and could disrupt its business and operations, as well as that of Rapid7’s customers, partners, suppliers and others with whom Rapid7 works, for an indefinite period of time. To support the health and well-being of its employees, customers, partners and communities, a vast majority of Rapid7’s employees began working remotely as of late March 2020. In addition, many of Rapid7’s customers and prospective customers are working remotely, which may delay the timing of subscriptions. The disruptions to Rapid7’s operations caused by the COVID-19 pandemic may result in inefficiencies, delays and additional costs in its sales and marketing, professional services and research and development efforts, which cannot be predicted or quantified at this time. To the extent that disruptions occur, Rapid7 may not be able to fully mitigate any such inefficiencies, delays and additional costs through remote or other alternative work arrangements. In addition, given the economic uncertainty created by the COVID-19 pandemic, Rapid7 has and may continue to see delays in its sales cycle, failures of customers to renew at all or to renew at the anticipated scope their subscriptions with Rapid7, requests from customers for payment term deferrals as well as pricing or bundling concessions, which, if significant, could materially and adversely affect Rapid7’s business, results of operations and financial condition. Although such events did not have a material adverse impact on Rapid7’s financial results for the first quarter of fiscal year 2020, Rapid7 currently expect that its annualized recurring revenue (“ARR”), which is defined as the annualized value of all recurring revenue related to contracts in place at the end of a quarter, for the second quarter of fiscal year 2020, will be lower than initially anticipated at the beginning of fiscal year 2020 as a result of the pull back on customer spending, including renewals, in light of the economic uncertainty caused by the COVID-19 pandemic.

Negative conditions in the general economy both in the United States and abroad, including conditions resulting from the COVID-19 pandemic, changes in gross domestic product growth, financial and credit market fluctuations, energy costs, international trade relations and other geopolitical issues, the availability and cost of credit and the global housing and mortgage markets could cause a decrease in consumer discretionary spending and business investment and diminish growth expectations in the U.S. economy and abroad. More generally, the COVID-19 pandemic raises the possibility of an extended global economic downturn and has caused volatility in financial markets, which could materially and adversely affect demand for Rapid7’s products and professional services and could materially and adversely impact Rapid7’s results and financial condition even after the pandemic is contained and the shelter-in-place orders are lifted. For example, Rapid7 may be unable to collect receivables from those customers significantly impacted by the COVID-19 pandemic, which may be more pronounced in industry verticals more directly impacted by the COVID-19 pandemic. Also, a decrease in subscriptions and/or renewals in a given period could negatively affect Rapid7’s ARR as well as its revenues in future periods, particularly if experienced on a sustained basis, because a substantial proportion of Rapid7’s software subscriptions yield revenue recognized over time. The pandemic may also have the effect of heightening many of the other risks described herein and in the “Risk Factors” section of Rapid7’s Annual Report on Form 10-K, including risks associated with Rapid7’s guidance, its customers, its potential customers, its market opportunity, renewals and sales cycles, among others. Rapid7 will continue to evaluate the nature and extent of the impact of the COVID-19 pandemic on its business.

Although Rapid7 expects that current cash and cash equivalent balances and cash flows that are generated from operations will be sufficient to meet Rapid7’s domestic and international working capital needs and other capital and liquidity requirements for at least the next 12 months, if Rapid7’s access to capital is restricted or its borrowing costs increase, Rapid7’s operations and financial condition could be adversely impacted.

The full extent of the COVID-19 pandemic’s impact on Rapid7’s operations and financial performance depends on future developments that are uncertain and unpredictable, including the duration and spread of the pandemic, its impact on capital and financial markets, the timing of economic recovery and any new information that may emerge concerning the severity of the virus, its spread to other regions as well as the actions taken to contain it, among others. Any of these impacts could have a material adverse impact on Rapid7’s business, results of operations and financial condition and ability to execute and capitalize on its strategies. Due to the current uncertainty regarding the severity and duration of the COVID-19 pandemic, Rapid7 cannot predict whether its response to date or the actions it may take in the future will be effective in mitigating the effects of the COVID-19 pandemic on its business, results of operations or financial condition. Accordingly, Rapid7 is unable at this time to predict the impact of the COVID-19 pandemic on its operations, liquidity, and financial results, and, depending on the magnitude and duration of the COVID-19 pandemic, such impact may be material.

Rapid7’s quarterly operating results may vary from period to period, which could result in Rapid7’s failure to meet expectations with respect to operating results and cause the trading price of its stock to decline.

Rapid7’s operating results, including the levels of its revenue, ARR, renewal rates, cash flows, deferred revenue and gross margins, have historically varied from period to period, and Rapid7 expects that these items will continue to do so as a result of a number of factors, many of which are outside of Rapid7’s control, including:

•	the level of demand for Rapid7’s products and professional services;

•	customer renewal rates and ability to attract new customers;

•	the extent to which customers purchase additional products or professional services;

•	the mix of Rapid7’s products, as well as professional services, sold during a period;

•	the ability to successfully grow sales of Rapid7’s cloud-based solutions;

•	the level of perceived threats to organizations’ cyber security;

•	network outages, security breaches, technical difficulties or interruptions with its products;

•	changes in the growth rate of the markets in which Rapid7 competes;

•	sales of Rapid7’s products and professional services due to seasonality and customer demand;

•	the timing and success of new product or service introductions by Rapid7 or its competitors or any other changes in the competitive landscape of its industry, including consolidation among its competitors;

•	the introduction or adoption of new technologies that compete with Rapid7’s offerings;

•	decisions by potential customers to purchase cyber security products or professional services from other vendors;

•	the amount and timing of operating costs and capital expenditures related to the operations and expansion of Rapid7’s business;

•	price competition;

•	Rapid7’s ability to successfully manage and integrate any future acquisitions of businesses, including the proposed acquisition of Divvy Cloud Corporation (“DivvyCloud”) and including without limitation the amount and timing of expenses and potential future charges for impairment of goodwill from acquired companies;

•	Rapid7’s ability to increase, retain and incentivize the channel partners that market and sell its products and professional services;

•	Rapid7’s continued international expansion and associated exposure to changes in foreign currency exchange rates, including any fluctuations caused by uncertainties relating to the United Kingdom’s exit from the European Union, commonly referred to as “Brexit”;

•	the amount and timing of operating expenses related to the maintenance and expansion of Rapid7’s business, operations and infrastructure;

•	the announcement or adoption of new regulations and policy mandates or changes to existing regulations and policy mandates;

•	the cost or results of existing or unforeseen litigation and intellectual property infringement;

•	the strength of regional, national and global economies;

•	quarantine, private travel limitation, or business disruption in regions affecting Rapid7’s operations, stemming from actual, imminent or perceived outbreak of contagious disease, including the COVID-19 pandemic;

•	the impact of natural disasters or manmade problems such as terrorism or war; and

•	future accounting pronouncements or changes in Rapid7’s accounting policies.

Fluctuations in Rapid7’s quarterly operating results, key metrics, non-GAAP metrics and the price of its common stock may be particularly pronounced in the current economic environment due to the uncertainty caused by and the unprecedented nature of the current COVID-19 pandemic. Each factor above or discussed elsewhere herein or the cumulative effect of some of these factors may result in fluctuations in Rapid7’s operating results. This variability and unpredictability could result in Rapid7’s failure to meet expectations with respect to operating results, or those of securities analysts or investors, for a particular period. If Rapid7 fails to meet or exceed expectations for its operating results for these or any other reasons, the market price of its stock could fall and Rapid7 could face costly lawsuits, including securities class action suits.

Rapid7’s actual results for the first quarter of 2020 may be different than the preliminary estimated results provided by Rapid7.

Rapid7 has provided preliminary estimated financial data and key metrics for the quarter ended March 31, 2020. These preliminary estimated financial data and key metrics are unaudited, have not been reviewed by the Company’s independent registered public accounting firm and are subject to change as Rapid7 closes its books and completes the quarter end closing process and prepares financial statements for the quarter. Rapid7’s financial performance is inherently subject to business, economic, regulatory, market, financial and competitive uncertainties and contingencies and other future events, as well as matters specific to Rapid7’s business, all of which are difficult to predict and many of which are beyond Rapid7’s control. The provision of preliminary estimated financial data and key metrics should not be regarded as an indication that Rapid7 considers such preliminary estimated data and key metrics to be predictive of future results, in particular in light of the COVID-19 pandemic. Actual results for the quarter may be materially different than the preliminary estimated data and key metrics provided and Rapid7’s estimated preliminary data and key metrics should not be relied upon as being necessarily indicative of actual results, and you are cautioned not to place undue reliance on this information.

Rapid7 may fail to meet its publicly announced guidance or other expectations about its business and future operating results, which would cause its stock price to decline.

Rapid7 has provided and may continue to provide guidance about its business, future operating results and other business metrics, including ARR. In developing this guidance, Rapid7’s management must make certain assumptions and judgments about its future performance. Some of those key assumptions relate to the impact of the COVID-19 pandemic, the anticipated contributions of DivvyCloud as of May 1, 2020 and the associated economic uncertainty on its business and the timing and scope of economic recovery globally, which are inherently difficult to predict. This guidance, which consists of forward-looking statements, is qualified by, and subject to, such assumptions, estimates and expectations as of the date hereof, and the other information contained in or referred to in the factors described under “Forward Looking Statements” below and Rapid7’s current and periodic reports filed with the Securities and Exchange Commission. While presented with numerical specificity, this guidance is necessarily speculative in nature, and is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Rapid7’s control and are based upon specific assumptions with respect to future business decisions or economic conditions, some of which may change. It can be expected that some or all of the assumptions, estimates and expectations of the guidance furnished by Rapid7 will not materialize or will vary significantly from actual results. Accordingly, Rapid7’s guidance is only an estimate of what management believes is realizable as of the date of release of such guidance. Furthermore, analysts and investors may develop and publish their own projections of Rapid7’s business, which may form a consensus about Rapid7’s future performance. Rapid7’s business results may vary significantly from such guidance or that consensus due to a number of factors, many of which are outside of its control, including due to the global economic uncertainty and financial market conditions caused by the COVID-19 pandemic, and which could adversely affect its operations and operating results. There are no comparable recent events that provide guidance as to the probable effect of the COVID-19 pandemic, and, as a result, the ultimate impact of the COVID-19 outbreak is highly uncertain and subject to change. Rapid7 is relying on the reports and models of economic and medical experts in making assumptions relating to the duration of this crisis and predictions as to timing and pace of any future economic recovery. If these models are incorrect or incomplete, or if Rapid7 fails to accurately predict the full impact that the COVID-19 pandemic will have on all aspects of its business, the guidance and other forward-looking statements it provides as of this date may also be incorrect or incomplete. Furthermore, if Rapid7 makes downward revisions of its previously announced guidance, or if Rapid7’s publicly announced guidance of future operating results fails to meet expectations of securities analysts, investors or other interested parties, the price of Rapid7’s common stock would decline.

Future acquisitions could disrupt Rapid7’s business and harm its financial condition and operating results.

In order to remain competitive, Rapid7 has in the past and may in the future seek to acquire additional businesses, products or technologies.Rapid7 also may not find suitable acquisition candidates, and acquisitions it completes may be unsuccessful. Achieving the anticipated benefits of future acquisitions will depend in part upon whether Rapid7 can integrate acquired operations, products and technology in a timely and cost-effective manner and successfully market and sell these as new product offerings, or as new features within its existing offerings. For example, Rapid7 announced on April 28, 2020 that it plans to acquire DivvyCloud, a Cloud Security Posture Management platform that enables visibility, automation, and continuous security governance across multi-cloud environments. Some of its acquisitions could improve the capabilities of its existing offerings or platform, as opposed to becoming a new offering. The acquisition of DivvyCloud is intended to extend the cloud security capabilities of Rapid7’s Insight platform, helping security and DevOps teams understand and manage governance, risk and security in their growing cloud environments. Integration of DivvyCloud and any future acquisition may prove to be difficult due to the necessity of coordinating geographically separate organizations and integrating personnel with disparate business backgrounds and accustomed to different corporate cultures. The acquisition and integration processes are complex, expensive and time consuming, and may cause an interruption of, or loss of momentum in, product development, sales activities and operations of both companies. Further, Rapid7 may be unable to retain key personnel of an acquired company following the acquisition, including certain employees which it acquired in connection with its acquisition of DivvyCloud. If Rapid7 is unable to effectively execute or integrate acquisitions, its business, financial condition and operating results could be adversely affected.

In addition, Rapid7 may only be able to conduct limited due diligence on an acquired company’s operations or may discover that the products or technology acquired were not as capable as it thought based upon the initial or limited due diligence. Following an acquisition, Rapid7 may be subject to unforeseen liabilities arising from an acquired company’s past or present operations and these liabilities may be greater than the warranty and indemnity limitations that it negotiates. Any unforeseen liability that is greater than these warranty and indemnity limitations could have a negative impact on Rapid7’s financial condition.

Rapid7’s proposed acquisition of Divvy Cloud Corporation may not be consummated, and the failure to complete such acquisition may negatively affect the trading price of its common stock.

On April 28, 2020, Rapid7 announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire DivvyCloud (the “Acquisition”). The closing of the Acquisition is subject to a number of conditions, some of which are outside Rapid7’s control. Accordingly, there can be no guarantee that the transactions contemplated by such agreement will be consummated. Furthermore, Rapid7 has provided and may continue to provide guidance about its business, future operating results and other business metrics that assumes the closing of the Acquisition will take place in accordance with the terms of the Merger Agreement and in a timely fashion. Any delay in or failure of the consummation of the Acquisition could materially and adversely affect Rapid7’s assumptions about its business and future operating results used in offering its guidance. In addition, any failure to consummate the Acquisition could also result in a negative reaction from the financial markets, particularly if the current market prices reflect market assumptions that the Acquisition will be completed, which could cause the value of Rapid7’s common stock to decline.

Rapid7 may be unable to realize the anticipated benefits of the Acquisition or those benefits may take longer to realize than expected.

The proposed Acquisition involves the combination of two companies that have historically operated independently. In order to realize the anticipated benefits of the Acquisition, Rapid7 will be required to devote significant management attention and resources to align the business practices, supply chains, cultures and operations of each business. Rapid7 may encounter difficulties as it attempts to integrate the businesses in a manner that permits it to achieve the cost savings, synergies, business opportunities, growth prospects and other benefits anticipated to result from the Acquisition. Accordingly, the contemplated benefits of the Acquisition may not be realized fully, or at all, or may take longer to realize than expected. In addition, even if the Acquisition is integrated successfully, the anticipated benefits of the Acquisition may not be realized, including the sales or growth opportunities that are anticipated. Further, additional unanticipated costs may be incurred in the integration process.

If the Acquisition is completed, DivvyCloud may underperform relative to Rapid7’s expectations.

Following completion of the Acquisition, Rapid7 may not be able to maintain the growth rate, levels of revenue, earnings or operating efficiency that it and DivvyCloud have achieved or might achieve separately. The business and financial performance of DivvyCloud are subject to certain risks and uncertainties. Rapid7’s failure to maintain the growth rate, levels of revenue, earnings or operating efficiency could have a material adverse effect on its financial condition and results of operations.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements regarding the anticipated closing of the Acquisition and the impact of the Acquisition on Rapid7’s products, strategy and future results of operations, Rapid7’s preliminary financial results and key metrics for the quarter ended March 31, 2020, Rapid7’s guidance for the quarter ended June 30, 2020 and the year ended December 31, 2020, assumptions underlying such guidance and the timing of the global economic recovery, the impact of the COVID-19 pandemic on Rapid7’s guidance, business, financial condition and results of operation, the offering of the Notes, the effects of the capped call transactions, Rapid7’s expectations regarding the expected net proceeds from the offering and use of those net proceeds. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and the negatives of those words. Such forward-looking statements are based on Rapid7’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including the risk factors identified under Item 8.01 above under “Risk Factor Supplement” and other risks and uncertainties described in the section titled “Risk Factors” in Rapid7’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in Rapid7’s other filings with the Securities and Exchange Commission. In light of these risks, you should not place undue reliance on such forward-looking statements. Forward-looking statements represent Rapid7’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. Rapid7 disclaims any obligation to update forward-looking statements except as required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Credit and Security Agreement, dated as of April 23, 2020, by and among Rapid7, Inc., Rapid7 LLC, KeyBank National Association, and the lenders party thereto.

10.2	Merger Agreement, dated as of April 24, 2020, by and between Rapid7, Inc., Rapid7 LLC, Stratus Acquisition, Inc., Divvy Cloud Corporation and Fortis Advisors LLC.

99.1	Conference Call Presentation, dated April 28, 2020.

99.2	Press Release issued by Rapid7, Inc. on April 28, 2020.

99.3	Press Release issued by Rapid7, Inc. on April 28, 2020.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID7, INC.

By:	/s/ Jeff Kalowski
Jeff Kalowski
Chief Financial Officer

Date: April 28, 2020